Exhibit 23.5
CONSENT OF BENNETT JONES LLP
We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of Apache Corporation’s Registration Statement on Form S-3 (the “Registration Statement”) and to the filing of this consent as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.
/s/ Bennett Jones LLP
Bennett Jones LLP
April 2, 2007